UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2010

Dongsheng Pharmaceutical International Co., Ltd.

(Exact name of registrant as specified in its charter)

Delaware	333-154787	26-2603989
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 10, 9th Floor, Building No. 5
9 Gaoshengqiao Road, Dayi Louver Plaza
Wuhou District, Chengdu, Sichuan Province
People’s Republic of China 610041
 (Address of principal executive offices)

+86 (028) 8506-8768
(Telephone number, including area code)

Copies to:
Joseph M. Lucosky, Esq.
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective May 15, 2010, the board of directors of Dongsheng Pharmaceutical International Co., Ltd. (the “Company”) appointed Ms. Jianping (Jennifer) Chen as the Company’s Chief Financial Officer and Principal Financial Officer.  As of the date of this filing, Ms. Chen has not been appointed to any committee of the board of directors of the Company.

Ms. Jianping (Jennifer) Chen is a Certified Public Accountant in the United States since 2001. Before joining the Company, she served as finance manager at several global financial service companies in both United States and China. Ms. Chen was graduated from Iowa State University with a Master Degree of Accountancy in 2001 and she obtained an MBA degree from the Wharton School of the University of Pennsylvania in 2008.

Family Relationships

Ms. Chen does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

Pursuant to an employment agreement, dated May 16, 2010 (the “Employment Agreement”), Ms. Chen was appointed as the Company’s Chief Financial Officer and Principal Financial Officer. The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

The initial term of the Employment Agreement is a period of three years with a minimum base salary of RMB 500,000 (equal to approximately $73,220) per year of employment, subject to certain increases as determined by the board of directors.  Ms. Chen will also be eligible for a discretionary annual bonus that may be set by the Company’s board of directors from time to time.  In addition, Ms. Chen will be granted 150,000 shares of the Company’s common stock and shall vest equally over the three year contract as long as Ms. Chen remains employed with the Company.  During the employment term, Ms. Chen shall receive other benefits including health insurance, house allowance, vacation, reimbursement of certain expenses and travel insurance.  The agreement also contains customary provisions for confidentiality and non-competition. If Ms. Chen’s employment is terminated for cause, her salary shall cease at the date of termination upon ninety (90) days notice from the Company.  If Ms. Chen’s employment is terminated without cause, the Company shall pay to Mr. Chen her base salary and pro-rata stock options of up to nine (9) months after the termination.

Item 9.01   Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement by and between the Company and Ms. Jianping (Jennifer) Chen, effective May 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 19, 2010		DONGSHENG PHARMACEUTICAL INTERNATIONAL CO., LTD.

	By:	/s/ Xiaodong Zhu
Xiaodong Zhu President, CEO and Chairman of the Board